SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC. 20549
                              FORM 8-K


                        CURRENT REPORT PURSUANT
                     TO SECTION 13 OR 15(d) OF THE
                           EXCHANGE ACT OF 1934


                           November 25, 1997


                        Waste Systems International, Inc.
                     (formerly BioSafe International, Inc.)
                      (Exact name as specified in charter)



         Delaware                                      95-4203626
(State or Other Jurisdiction of                      (I.R.S Employer
Incorporation or Organization)                       Identification No.)



                                     0-25998
                            (Commission File Number)


                10 Fawcett Street, Cambridge, Massachusetts 02138
          (Address of principal executive offices, including zip code)


                                   (617) 497-4500
                               Fax (617) 497-6355
              (Registrant's telephone number, including area code)








                This document contains a total of 5 pages.

Item 5. Other Events

On November 20, 1997, Waste Systems International, Inc. executed a purchase and sale agreement to acquire a 700 acre municipal solid waste landfill in Hopewell Township, Pennsylvania from the South Central Counties Solid Waste Agency. The landfill consists of five permitted cells, one of which is currently being utilized, a leachate treatment facility and a recycling center. The landfill currently has available in excess of 3 million cubic yards of capacity. In addition, the Company has identified additional areas for expansion.

The purchase price of approximately $6 million will be paid primarily by the assumption of debt on the facility and the transaction is expected to close during the first quarter of 1998.


Item 7. Financial Statements and Exhibits

         (a)  Financial Statements

                  None

          (c)  Exhibits

                  WSI Press Release dated November 20, 1997.

Exhibits


Exhibit No.          Description                                      Page No.

7  (c)               WSI Press Release dated November 20, 1997           4

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Waste Systems International, Inc.

Date: November 25, 1997                   By:   /s/ Philip Strauss
                                               -------------------
                                               Philip Strauss
                                               Chairman, Chief Executive Officer
                                               and President

Date: November 25, 1997                   By:   /s/ Robert Rivkin
                                               -------------------
                                               Robert Rivkin
                                               Vice President, Chief Financial
                                               Officer, Treasurer and Secretary

                                 Exhibit 7 ( c)

                        Waste Systems International, Inc.
                     (formerly BioSafe International, Inc.)
                     10 Fawcett Street, Cambridge, MA 02138
                       Tel: 617-497-4500; Fax 617-497-6355


FOR IMMEDIATE RELEASE:

Contact: Waste Systems International                          Burson-Martseller
         Bob Rivkin, Chief Financial Officer                  Stuart Carlisle
         Tel: 617-497-4500                                    Tel: 212-614-4000
--------------------------------------------------------------------------------

             WASTE SYSEMS INTERNATIONAL ("WSI") ENTERS PENNSYLVANIA MARKET WITH ACQUISTION OF LANDFILL IN HOPEWELL TOWNSHIP

       Existing Permitted Landfill Capacity Exceeds 3 Million Cubic Yards

Cambridge, Massachusetts, November 20, 1997 - Waste Systems International, Inc. (NASDAQ: WSII) announced today that it has signed a purchase and sale agreement to acquire the 700 acre municipal solid waste landfill in Hopewell Township, Pennsylvania.

The purchase price of approximately $6 million will be paid primarily by the assumption of debt on the facility. The existing three million cubic yard landfill consists of five permitted cells, one of which is currently being utilized. In addition, WSI has identified additional room for expansion at the landfill. The transaction is expected to close during the first quarter of 1998.

"Pennsylvania is a brand new market for WSI, one which offers substantial growth possibilities," commented Philip Strauss, WSI's Chairman, President and Chief Executive Officer. "We will employ the same approach as we have successfully done in Vermont to build a network of adjoining transfer stations and collection companies in central Pennsylvania. This untapped region allows us to serve the nearby collection markets of Altoona and State College, and is within transportation distance of a number of other markets. At the same time, the region is sufficiently distanced from the more competitive markets of Pittsburgh and Philadelphia. Further, there are numerous tuck-in opportunities of collection companies which would help ensure that we receive a stable, long-term waste flow to the landfill."




WSI is an innovative solid waste management company. The Company has built a fully-integrated solid waste management business in Vermont, which it plans on replicating in central Pennsylvania, and has entered into a contract to operate and remodel an existing 30-acre landfill in South Hadley, Massachusetts. The Company is also evaluating other acquisitions or opportunities in the Mid-Atlantic and New England markets.

Certain of the above statements may be forward looking statements that involve risks and uncertainties. In such instances, actual results could differ materially as a result of a variety of factors including competitive developments and other risk factors listed from time to time in the Company's Securities and Exchange Commission reports.